Co. ID: 10419 **RESTRICTED STOCK**

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE.

NUMBER 2008

CHINA NATURAL GAS, INC.

SHARES *2,292,174*

AUTHORIZED COMMON STOCK: 30,000,000 SHARES
PAR VALUE: $.0001

CUSIP NO. 168910 10 7

"The shares repres[illegible] by this certificate have not been registered under [illegible] Act of 1933, as amended. The shares have been acquired for investment and may not be offered, sold or otherwise transferred in the absence of an effective registration statement with respect to the shares or an exemption from the registration requirements of said act that is then applicable to the shares, as to which a prior opinion of counsel may be required by the issuer or the transfer agent."

This Certifies that

QINAN JI

Is The Record Holder Of

* TWO MILLION TWO HUNDRED NINETY TWO THOUSAND ONE HUNDRED SEVENTY FOUR*

Shares of **CHINA NATURAL GAS, INC.** Common Stock

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: DECEMBER 19, 2005

Minqing Lu
CHIEF EXECUTIVE OFFICER

CHINA NATURAL GAS, INC. CORPORATE Seal DELAWARE

Qinan Ji
CHAIRMAN

COUNTERSIGNED & REGISTERED

COUNTERSIGNED Transfer Agent-Authorized Signature

INTERWEST TRANSFER CO. INC. P.O. BOX 17136 / SALT LAKE CITY, UTAH 84117